UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 24, 2018

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Quotient Technology Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Logue Avenue
Mountain View, California 94043
(Address of principal executive offices) (Zip code)

(650) 605-4600
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ⊠

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⊠

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d) Election of new directors

On July 24, 2018, Quotient Technology Inc.’s (the “Company”) board of directors (the “Board”) appointed Ms. Christy Wyatt to serve as a member of the Board effective immediately. The Board expanded its size to eight members and appointed Ms. Wyatt to fill the newly created seat.  Ms. Wyatt will serve as a Class I director, with a term expiring at the Company’s 2021 annual meeting of stockholders. Ms. Wyatt has also been appointed to the Audit Committee and Compensation Committee of the Board.  The Board has determined that Ms. Wyatt is an independent director under the applicable requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended.

Since August 2016, Ms. Wyatt has served as President and CEO of Dtex Systems, Inc. (“Dtex”), a leader in cyber security and insider threat detection. Prior to joining the Dtex, Ms. Wyatt served as Chairman, President and Chief Executive Officer of Good Technology Corporation (“Good”) from January 2013 until October 2015. During her tenure at Good she led the company through significant transformation, aggressive growth and Good’s subsequent acquisition by Blackberry in 2015.  Prior to Good, Ms. Wyatt has held leadership positions across both consumer and enterprise at Citigroup, Motorola Mobility, Apple Inc., Palm, Inc. and Sun Microsystems, Inc. Since February 2016, Ms. Wyatt has served on the board of directors of Centrify Corporation (“Centrify”), a leader in securing enterprise identities against cyberthreats that target today’s hybrid IT environment of cloud, mobile and on-premises. Centrify is a privately held company.

In connection with her service as a director and consistent with the Company’s director compensation policy (the “Director Compensation Policy”) in effect on the date of her appointment, Ms. Wyatt will receive the Company’s standard non-employee director cash and equity compensation, including an initial award of restricted stock units with the number of restricted stock units equal to $250,000 divided by the closing price of the Company’s stock on the date of grant.  Starting on the date of the Company’s 2019 annual meeting of stockholders and subject to her continued service on the date of grant, Ms. Wyatt will also receive an annual equity award consistent with the terms of the Director Compensation Policy, as then in effect.  Ms. Wyatt will receive a $37,500 annual retainer for her service as a director and an additional annual payment of $10,000 as a member of the Audit Committee and $6,250 as a member of the Compensation Committee, both to be paid in quarterly installments for the immediately preceding fiscal quarter and pro-rated for the first fiscal quarter during which she serves as a director based on the number of days served after the effective date of her appointment.

In connection with her appointment, Ms. Wyatt and the Company will enter into the Company’s standard form of director indemnity agreement (the “Indemnity Agreement”). In addition to the indemnification required in the Company’s amended and restated certificate of incorporation and amended and restated bylaws, the Indemnity Agreement generally provides for the indemnification of Ms. Wyatt for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against her by reason of the fact that she is or was serving in such capacity, to the extent indemnifiable under the law. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 14, 2014 and which exhibit is incorporated by reference herein.

There are no arrangements or understandings between Ms. Wyatt and any other persons pursuant to which Ms. Wyatt was elected as a director. In addition, Ms. Wyatt has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K. On July 24, 2018, the Company issued a press release regarding the appointment of Ms. Wyatt. The press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, issued by Quotient Technology Inc. on July 25, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT TECHNOLOGY INC.

	By:	/s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer & Secretary

Date: July 25, 2018